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                                                                    Exhibit 10.7

                   AMENDMENT NUMBER TWO TO AGENCY AGREEMENT


          THIS AMENDMENT NUMBER TWO TO AGENCY AGREEMENT ("Amendment") is entered into and effective as of June 1, 1995 (the "Effective Date") by and between CLARENDON NATIONAL INSURANCE COMPANY, a New Jersey insurance corporation, with its administrative offices located at 1177 Avenue of the Americas, Suite 4400, New York, New York 10036 (the "Company") and STIRLING COOKE INSURANCE SERVICES INC., a Florida corporation with its offices located at 2801 Fruitville Road, Suite 250, Sarasota, Florida 34237 (the "Agency").

          WHEREAS, the Company and the Agency entered into an AGENCY AGREEMENT (the "Agreement") effective June 1, 1995;

          WHEREAS, the Company entered into an arrangement to provide workers' compensation insurance for SCAPS in Georgia, North Carolina, South Carolina, and Tennessee pursuant to Policy Number SCE001001 et seq. (the "SCAPS Policies");

          WHEREAS, the Company desires to appoint the Agency to administer and manage the program of workers' compensation insurance under the SCAPS Policies, including the administration of claims arising from the SCAPS Policies; and

          WHEREAS, the Company and the Agency desire to amend the Agreement to authorize the Agent to administer and manage the program of workers' compensation under the SCAPS Policies.

          NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereby mutually agree that the Agreement shall be amended as follows:

I. Pursuant to this Amendment, the SCAPS Policies shall be included within the definition of the term "Policies" for purposes of the Agreement; accordingly, the Agency shall be authorized to perform all the services in connection with the SCAPS Policies that it is empowered to perform with respect to the Policies, subject to the limitations set forth in Article 0 herein.


II. Pursuant to this Amendment, the augmentation of the Agency's authority under the Agreement shall be limited to the addition of the following states to Schedule A solely with respect to the SCAPS Policies:

            Georgia, North Carolina, South Carolina, and Tennessee

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III. The language set forth in Article VIII, Paragraph B. of the Agreement, is deleted and replaced with the following:

          B. The Agency shall not assign, sell or otherwise transfer all or any part of this Agreement in whole or in part either directly or indirectly without the prior written consent of the Company. However, if the Agency is not licensed in any state in which such licensure is required to fulfill its claims administration obligations under this Agreement, the Agency shall have the authority to subcontract its claims administration duties within such state to an entity appropriately licensed and operating in accordance with all applicable state laws and regulations ("Subcontractor"), subject to the Agency receiving prior written approval from the Company. The Agency shall be responsible for the proper licensure of any Subcontractor and shall be liable for all actions and inactions of any Subcontractor.


IV. To satisfy the written approval required in Article VIII, Paragraph B. of the Agreement, the Company hereby approves of the Agency subcontracting its claims administration duties solely involving the SCAPS Policies to Hewitt Coleman.


V. The language set forth in Article IX, Paragraph A. of the Agreement, is deleted and replaced with the following:

          A. The Agency shall indemnify, defend and hold the Company and its subsidiaries, successors, reinsurers and assignees, as well as their shareholders, directors, officers and agents, harmless against and in respect of any and all claims, demands, actions, proceedings, liability, losses, damages, costs or expenses, including without limitation, attorney's fees, disbursements and court costs, made or instituted against or incurred by the Company or such other indemnitees and which arise, either directly or indirectly, out of any action or inaction of the Agency, its employees, representatives, or any Subcontractor, in connection with any obligations of the Agency arising out of this Agreement, including but not limited to any action or inaction of the Agency concerning any Agent or Subcontractor, pursuant to all applicable laws. The Agency further agrees that it shall be responsible for any and all fines, penalties or other assessments imposed against the Company by any Insurance Department or other governmental entity for any conduct of the Agency, its employees, representatives, or any Subcontractor, which was not authorized by the Company.

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VI.  Except as otherwise expressly provided herein, this Amendment does not alter, amend or modify the terms of the Agreement and all terms of the Agreement remain in full force and effect.


          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.


For and on behalf of the Agency:          STIRLING COOKE INSURANCE SERVICES INC.



Attest: /s/                               By: /s/
        ---------------------------           -------------------------
                                                Its Authorized Officer

For and on behalf of the Company:         CLARENDON NATIONAL INSURANCE
                                          COMPANY


Attest: /s/                               By: /s/
        ---------------------------           -------------------------
                                                Its Authorized Officer


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